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3361 Enterprise Way • Miramar, FL 33025 • United States • vsecorp.com

April 23, 2026

RE: 2026 Annual Meeting of Stockholders

Dear Stockholders,

We are taking this opportunity to: (1) respond to the Glass Lewis Proxy Paper published on April 17, 2026 and updated on April 21, 2026, and its comments on our Proxy Statement for our May 7, 2026 Annual Meeting of Stockholders regarding Proposal 3 (approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers); and (2) provide additional support for Proposal 4 (approval of an amendment to the Company’s Restated Certificate of Incorporation to authorize the issuance of blank check preferred stock).

Glass Lewis recommends that stockholders vote against Proposal 3 (approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers). We disagree with Glass Lewis for the reasons stated in the Proxy Report Feedback Statement enclosed and our Board of Directors recommends that stockholders vote FOR Proposal 3. Furthermore, Institutional Shareholder Services (ISS), another leading proxy advisory service, has recommended a vote FOR Proposal 3 following its own comprehensive, independent review.

Glass Lewis and ISS recommend that stockholders vote FOR Proposal 4 (approval of an amendment to the Company’s Restated Certificate of Incorporation to authorize the issuance of blank check preferred stock), in line with the recommendation of our Board of Directors. As stated in our proxy statement and as highlighted in the Glass Lewis Proxy Paper and the ISS Report, it is the policy of the Board of Directors that, subject to its fiduciary duties, it will not, without prior stockholder approval, issue or use any preferred stock, nor any series of the preferred stock, for any defensive or anti-takeover purpose.

We appreciate the opportunity to engage with our stockholders.

Sincerely,

Michael Perlman
Vice President of Investor Relations & Treasury

3361 Enterprise Way • Miramar, FL 33025 • United States • vsecorp.com

Glass Lewis Proxy Report Feedback Statement –
2026 Annual Meeting of Stockholders

VSE Corporation (VSE or the Company) is providing this Proxy Report Feedback Statement in response to the Glass Lewis Proxy Paper published on April 17, 2026 and updated on April 21, 2026, and its comments on our Proxy Statement for our May 7, 2026 Annual Meeting of Stockholders regarding Proposal 3 (approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers). We are submitting this letter through Glass Lewis’s Report Feedback Statement service.

VSE respectfully requests your vote FOR Proposal 3 at the May 7, 2026 Annual Meeting of Stockholders.

A TRANSFORMED PURE-PLAY AVIATION AFTERMARKET LEADER

VSE Corporation (Nasdaq: VSEC) is a leading provider of aviation aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for commercial and business and general aviation (B&GA) markets. The Company completed a multi-year strategic transformation in 2025. In April 2025, VSE divested its Fleet Segment (Wheeler), allowing the Company to focus its strategy and resources on its Aviation segment.

In 2025, the Company generated record revenue of ~$1.1B.

PROPOSAL 3, APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS: BOARD’S VOTE RECOMMENDATION IS FOR

We respectfully ask stockholders to vote For Proposal 3 based on the following: (i) independent validation of strong pay-for-performance alignment; (ii) meaningful and responsive enhancements to program disclosure and governance; and (iii) a compensation program designed to support a complex, multi-year transformation strategy.

Independent Validation: Glass Lewis Confirms Negligible Pay-for-Performance Concern

We agree with Glass Lewis’s pay-for-performance model awarding VSE a score of 92 out of 100, a “Negligible Concern” rating, which is the highest tier available. Where we respectfully differ is Glass Lewis’s assessment of certain program design features, which we believe are appropriate and well‑controlled for VSE’s current transformation phase.

Specifically, Glass Lewis’s findings across six pay-for-performance testing categories support that VSE’s pay outcomes are strongly aligned with performance:

1.CEO Pay vs. TSR Performance: Negligible Concern
2.CEO Pay vs. Financial Performance: Negligible Concern
3.STI Payout vs. TSR Performance: Negligible Concern
4.Program Features: Negligible Concern
5.NEO Pay vs. Performance: Negligible Concern
6.CEO Compensation Actual Paid vs. TSR: Negligible Concern

VSE’s total stockholder return substantially outperforms both the S&P 500 and its industry peer group used by Glass Lewis across all the following measurement periods:

	1-Year TSR	3-Year TSR (Avg.)	5-Year TSR (Avg.)
VSE	82.3%	55.3%	35.9%
S&P 500	17.9%	23.0%	14.4%
Industry Peers	44.1%	21.8%	18.8%

Glass Lewis’s peer compensation analysis ranked VSE in the 81st percentile for CEO compensation against peers and in the 80th percentile for 1-year TSR, 73rd percentile for 3-year TSR and 86th percentile for 5-year TSR. This confirms that executive pay reflects value creation.
Comprehensive Stockholder Engagement: Specific Actions Taken

Following the 2025 Say-on-Pay vote (57.2% support), VSE conducted a comprehensive, senior-level outreach effort:

Shares Outreach	~65% of outstanding shares contacted
Substantive Conversations	~46% of outstanding shares; 12 investor meetings
Senior-Level Participants	CEO, CFO, CLO, VP of IR, Compensation and Human Resources Committee Chair
Feedback Themes	Four topics discussed and addressed (see below)

All four topics discussed were disclosed and addressed in the Company’s Proxy Statement:

Stockholder Concern	VSE’s Response
Retroactive Performance Metric Adjustments	No modifications for performance goals after establishment. Adjustments generally limited to those defined at time of goal setting absent extraordinary circumstances.
Insufficient Performance Metric Disclosure
Disclosure of full quantitative performance goals, thresholds and payout levels for both annual incentive award program (AIP) and long-term equity incentive program (LTI). Expected to be a standard going forward.

Graded v. Cliff Vesting for LTI Awards
Graded vesting maintained to support retention and leadership continuity through active transformation. Shift to cliff vesting would require a catch-up feature that could disrupt retention. Will continue to monitor market practice.

Lack of TSR or ROIC Performance Metric	Adjusted EBITDA remains most appropriate primary metric during transformation / integration phases which is consistent with how investors and analysts currently evaluate the business.

Compensation Program Design: Strong Pay-for-Performance Architecture

VSE’s executive compensation program reflects a thorough pay-for-performance philosophy with strong governance protections:

•87% of CEO’s target compensation is variable/at risk (71% long-term equity + 14% annual cash incentive + 2% deferred). Only 13% is fixed base salary. For CFO and COO, 70% is variable/at risk.
•Performance-based equity (PRSUs) comprise 60% of long-term equity awards for NEOs with payouts determined based on pre-established Adjusted EBITDA targets over a three-year performance period with annual measurement.
•No retroactive adjustments: 2025 performance goals were not modified, directly in response to Stockholder Concern (see above chart).
•Rigorous stock ownership requirements: CEO must hold 5X base salary; other NEOs must hold 3x base salary in VSE stock (or equivalents). All in compliance.
•No single-trigger vesting acceleration or severance.
•No excise tax gross-ups.
•Anti-hedging and anti-pledging policy: Prohibits speculative transaction in VSE stock by all incentive plan participants including directors and officers.
•NASDAQ-compliant clawback policy: Adopted in 2023 and covers incentive-based compensation in the event of financial restatement with no fault requirement.
•Independent Oversight: Compensation and Human Resources Committee comprised entirely of independent director and retains Aon Human Capital Solutions as independent compensation consultant.

2025 Incentive Compensation Earned, Not Granted

2025 Annual Incentive Performance payouts of 182% of target were driven by robust financial results measured against pre-established goals, not discretion:

Metric	Weight	Threshold	Target	Max	Payout $ / %
Revenue	30%	$906M	$1,066M	$1,173M	$1,109M / 140%
Adjusted EBITDA	40%	$132M	$155M	$171M	$181M / 200%
Adj. Free Cash Flow	20%	$(40)M	$(20)M	$0M	$15M / 200%
Individual Goals	10%	---	---	---	MAX / 200%

Total Weighted Payout: 182% of Target

For 2025 LTI, PRSU payouts at 200% reflect actual Adjusted EBITDA of $181M against a target goal of $155M and a maximum goal of $171M. This is the result of outperformance on a metric set without modification, an outcome consistent with VSE’s 82% one-year TSR showing clear alignment with executive pay and stockholder value creation.

Context for Glass Lewis’s Against Recommendation

It is important to note the following context with respect to Glass Lewis’s analytics:

•Glass Lewis rated VSE’s pay-for-performance at 92 which is a “Negligible Concern”, the highest tier.
•Glass Lewis’s qualitative concerns addressed features that are deliberately designed, transparently disclosed and appropriate for VSE’s current transformation phase:
oAnnual LTI measurement period: VSE’s PRSUs employ annual Adjusted EBITDA measurement within a three‑year performance cycle, which the Compensation and Human Resources Committee believes is appropriate for the current transformation phase. For 2025 PRSU awards, the committee established threshold, target and maximum Adjusted EBITDA performance levels for 2025, and a formulaic approach for 2026 and 2027 performance periods at the time of grant, thus providing pre-committed and transparent goals that span the full cycle. Given ongoing M&A, integration and portfolio repositioning, setting credible long-range targets requires a deliberate, long-term view of the Company’s trajectory at the outside, while annual measurement periods create meaningful checkpoints along the way. The cumulative catch‑up feature and 200% cap further ensure that maximum payouts require sustained multi-year performance, not just a single strong year. As visibility improves and the business stabilizes, the Compensation and Human Resources Committee intends to reassess the LTI structure, including the potential for multi‑year measurement periods.
oOverlapping STI/LTI metrics: We recognize Glass Lewis’s general concern about overlapping metrics between annual and long‑term incentives. To mitigate this, the STI and LTI programs use different horizons and leverage: the annual plan rewards year‑over‑year execution, while the PRSU program also considers cumulative performance (subject to a 200% cap on the total payout), effectively requiring sustained outperformance to reach maximum payout.
oSingle LTI metric: Adjusted EBITDA is the primary lens through which investors and analysts evaluate VSE and its peers during an active M&A, integration and portfolio repositioning phase. For that reason, the Compensation and Human Resources Committee concluded that using Adjusted EBITDA across both STI and LTI during this phase best focuses executives on the drivers of value creation that matter most to stockholders. As VSE progresses beyond the current transformation phase, the Compensation and Human Resources Committee is committed to reassessing the metric set to ensure alignment with shareholders.
oThe PRSU catch-up provision: Despite Glass Lewis’s concern, executives do not have multiple chances at the same award; rather, this design allows additional PRSUs to be earned only if cumulative two‑ or three‑year Adjusted EBITDA exceeds the amounts that produced earlier‑year payouts, subject to an overall 200% cap. In practical terms, NEOs must deliver higher multi‑year performance than the sum of prior‑year results to realize any incremental value.
•VSE’s Proxy Statement provided enhanced disclosures which directly addressed Glass Lewis’s stated transparency concerns last year. We recognize Glass Lewis’s view that, despite enhanced disclosure and our commitment to eliminate retroactive metric adjustments, more fundamental changes to our compensation program design should be considered over time. The Compensation and Human Resources Committee is actively evaluating potential refinements, as outlined above, once the Company’s transformation reaches a more stable phase.

VSE’s Actual Record Validates Its Pay-for-Performance Alignment

We ask stockholders to weigh the actual record of strong returns across all relevant time periods, independent pay-for-performance validation at the highest tier, and responsive engagement reflecting a deliberate program designed for the current phase of the Company’s strategic evolution.

Sincerely,

/s/ Michael Perlman
Michael Perlman
Vice President of Investor Relations & Treasury
VSE Corporation

WHY THE BOARD WELCOMES ISS’S RECOMMENDATION AND GLASS LEWIS’S UPDATED RECOMMENDATION IN SUPPORT OF PROPOSAL 4

PROPOSAL 4, APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF BLANK CHECK PREFERRED STOCK: BOARD’S VOTE RECOMMENDATION IS FOR

Proposal 4 seeks stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”), which shares will be blank check preferred stock. ISS and Glass Lewis recommend voting FOR this proposal.

Strategic Rationale: Capital Flexibility for a Growth Company

VSE has demonstrated disciplined capital deployment through eight acquisitions since January of 2019, creating substantial stockholder value. As the Company continues to grow as a pure-play aviation aftermarket platform, access to a broader set of financing tools is prudent corporate governance.

•Provides a structure to meet specific investor preferences including that preferred stock may receive partial equity treatment from rating agencies and potentially at a lower cost than additional common equity and/or bespoke instruments such as Tangible Equity Units recently deployed by the Company to meet such preferences.
•Flexibility to structure M&A transactions using preferred stock consideration, which can be attractive to sellers and preserves common stockholder value.
•Ability to optimize the Company’s capital structure across equity, preferred equity and debt, depending on market conditions and the Company’s financing needs.
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•Standard Corporate Tool: Over 90% of Russell 3000 companies have authorized preferred stock. VSE currently has no authorized preferred stock, and this amendment is designed to provide a tool that is standard among VSE’s peers.

Strategic Rationale: Capital Flexibility for a Growth Company

VSE has included “de-clawed” language in Proposal 4 that directly addresses the primary concern of stockholders regarding blank check preferred stock. Further, the Board has made the following commitment:

This commitment was directly acknowledged by both ISS and Glass Lewis as sufficient to assuage their principal concerns regarding blank check preferred stock and resulted in both ISS and Glass Lewis recommending a vote FOR Proposal 4.

Additional governance safeguards:

•No poison pill or stockholder rights plan currently in place and the Board has committed not to implement one without prior stockholder approval.
•No current plans, proposals or arrangements to issue any preferred stock under this authorization.
•Any future issuance is subject to the Board’s fiduciary duties to act in the best interests of all stockholders.
•No pre-defined superior voting rights are attached to the authorization.
•Proposal requires affirmative vote of a majority of all outstanding shares.

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Forward-Looking Statements

This document contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this document, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond our control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation, risks related to:

•the performance of the aviation aftermarket;
•our ability to consummate, successfully integrate, and achieve the strategic and other objectives, including any expected synergies, relating to pending and recently completed acquisitions, including the acquisitions of Aero 3, Inc. and Precision Aviation Group;
•global economic and political conditions;
•our ability to mitigate the impacts of increased costs related to tariffs;
•supply chain delays and disruptions;
•competition from existing and new competitors;
•losses related to investments in inventory and facilities;
•interruptions in our operations;
•customer concentration with a single customer group;
•challenges related to workforce management or any failure to attract or retain a skilled workforce;
•access to and the performance of third-party package delivery companies;
•prolonged periods of inflation and our ability to mitigate the impact thereof;
•future business conditions resulting in impairments;
•our ability to successfully divest businesses and to transition facilities in connection therewith;
•our utilization of intellectual property and proprietary information;
•our work on large government programs;
•litigation and legal actions arising from our operations;
•compliance with government rules and regulations, including environmental and pollution risk;
•technology and cybersecurity threats and incidents;
•our outstanding indebtedness;
•market volatility in the debt and equity capital markets;
•our ability to continue to pay dividends at current levels or at all;
•our published financial guidance; and
•the other factors identified in our reports filed or expected to be filed with the SEC, and incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2025.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed with the SEC.